Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our report dated February 17, 2012, with respect to the consolidated balance sheets of Umpqua Holdings Corporation and Subsidiaries (Umpqua) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and of our same report, with respect to Umpqua’s internal controls over financial reporting as of December 31, 2011, which report is included in this annual report on Form 10-K of Umpqua for the year ended December 31, 2011.

•	Registration Statement on Form S-3ASR (No. 333-155997)

•	Registration Statement on Form S-8 (No. 333-144766)

•	Registration Statement on Form S-8 (No. 333-143347)

•	Registration Statement on Form S-8 (No. 333-135071)

•	Registration Statement on Form S-8 (No. 333-117680)

•	Registration Statement on Form S-8 (No. 333-117679)

•	Registration Statement on Form S-8 (No. 333-105637)

•	Registration Statement on Form S-8 (No. 333-101357)

•	Registration Statement on Form S-8 (No. 333-58978)

•	Registration Statement on Form S-8 (No. 333-77259)

/s/ Moss Adams LLP

Portland, Oregon

February 17, 2012